FOR IMMEDIATE RELEASE
Greenlight Re Innovations Receives In-Principle Approval to Establish
Insurtech-focused Syndicate 3456
GRAND CAYMAN, Cayman Islands – January 31, 2022 – Greenlight Re Innovations (“GRI”), part of Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”), has received ‘in-principle’ approval from Lloyd’s to establish an insurtech-focused syndicate. Syndicate 3456, which will commence operations in the second quarter of 2022, will be established under the innovative “Syndicate-in-a-box” (SIAB) model. It will be managed by Asta, the leading third-party managing agent at Lloyd’s.

Greenlight Re Innovations has built a market-leading reputation in early stage insurtech and has made 20 investments to date. Syndicate 3456 will enable Greenlight Re to provide capacity to its growing portfolio of insurtechs.

The Company will appoint Andy Gladwin as active underwriter for Syndicate 3456. Andy, who has over 30 years of experience in the London market, joined Greenlight Re in November 2020 as Managing Director of Greenlight Re Marketing (UK) Limited. Andy said, “Greenlight Re has been a supporter of Lloyd’s for several years through the provision of Funds at Lloyd’s capacity. Syndicate 3456 will strengthen our Lloyd’s relationship and London market presence. We are delighted to work with Asta on this exciting initiative.”

Simon Burton, Chief Executive Officer at Greenlight Re, said, “GRI’s support of insurance innovators is a key element of Greenlight Re’s strategy. By combining Greenlight Re’s knowledge of and access to early stage insurtechs with Lloyd’s reputation, licensing, and rating, we aim to create a market-leading insurtech syndicate which can generate strong underwriting returns.”

Julian Tighe, Chief Executive Officer at Asta, added, “We are pleased to unveil our latest SIAB, which further reinforces our ability to provide a flexible and swift route to market for aspiring new entrants to Lloyd’s. GRI syndicate 3456 embodies innovation with its exclusive insurtech focus, and we are delighted to work with the Greenlight Re team. We look forward to seeing the positive impact its business may have in Lloyd’s.”

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multi-line property and casualty reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment, risk capacity, and access to a broad insurance network.

About Asta
Asta Managing Agency Ltd is the leading third-party managing agent at Lloyd’s and is responsible for twelve syndicates, one SPA and two Syndicates-in-a-Box with capacity under management in 2022 of more than £1.4bn.
Asta Underwriting Management Limited (AUML) brings the skills, experience and capabilities of the leading third-party managing agency at Lloyd’s to the MGA market. AUML currently manages four MGAs.
See https://www.asta-uk.com/our-clients/ for full details.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information contact:
Investor Relations
Karin Daly
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky